FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

OxySure Systems, Inc. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	71-0960725 (I.R.S. Employer Identification No.)

10880 John W. Elliot Drive, Suite 600, Frisco, Texas (Address of principal executive offices)	75034 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-159402 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0004 per share (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated herein by this reference is the description of the securities prepared in compliance with Item 202 of Regulation S-K set forth beneath the caption "Description of Capital Stock," in the prospectus filed by OxySure Systems, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-159402 (the "Registration Statement"), and all amendments thereto.

Item 2. Exhibits.

Registrant incorporates herein by this reference, the exhibits from the Registration Statement as follows:

Exhibit No.	Description

3.1	Articles of Incorporation, dated January 14, 2004

3.2	Amendment to Articles of Incorporation, dated August 16, 2004

3.3	Amendment to Articles of Incorporation, dated April 7, 2009

3.4	Amendment to Articles of Incorporation, dated May 19, 2009

3.5	Amended and Restated Articles of Incorporation, dated July 7, 2009

3.6	Bylaws, dated January 15, 2004

3.7	Second Amended Certificate of Designations Series A Convertible Preferred Stock

4.1	Form of Warrant, dated December 2008

4.2	Form of Subscription Agreement for Preferred Stock (March 2005)

4.5	Form of Voting Stock Agreement (February 1, 2004)

5.1	Opinion of Oswald & Yap LLP

10.1	Initial Employment Agreement with Julian T. Ross, dated January 15, 2004 (As Amended July 19, 2004)

10.1.1	Amendment to Initial Employment Agreement with Julian T. Ross, dated August 30, 2008

10.1.2	Second Employment Agreement with Julian T. Ross, dated January 15, 2009

10.1.3	Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009

10.1.4	Second Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009

10.1.5	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2009

10.1.6	Third Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2010

10.1.7	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2010

10.2	Freeman Base Employment Agreement with Scott Freeman, dated September 6, 2005

10.2.1	Freeman Base Employment Agreement First Amendment dated August 31, 2008

10.2.2	Freeman Base Employment Agreement Second Amendment dated January 15, 2009

10.2.3	As amended Freeman Base Employment Agreement dated January 15, 2009

10.3	Frisco Economic Development Corporation Performance Agreement, dated April 3, 2007

10.3.1 10.3.2 10.3.3
Frisco Economic Development Corporation Promissory Note, dated April 3, 2007

Amended and Restated Performance Agreement with the Frisco Economic Development Corporation, dated March 22, 2011

Renewed and Extended Promissory Note with the Frisco Economic Development Corporation, dated March 22, 2011

10.4	5-Year Lease Agreement with Sinacola Commercial Properties, Limited. dated March 6, 2007

10.4.1	First Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated August 24, 2007

10.4.2 10.4.3	Second Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated November 24, 2008 Sinacola Commercial Properties, Ltd. Letter Agreement, dated March 23, 2011

10.5	First Note extended to Agave Resources, LLC, dated April 15, 2008

10.5.1	Amendment to First Note extended to Agave Resources, LLC, dated February 20, 2009

10.5.2	Third Modification of Agreement of Note with Agave Resources, LLC dated August 30, 2010

10.6	“Second Note” extended to JTR Investments, Limited, dated March 1, 2008

10.6.1	Amendment to “Second Note” extended to JTR Investments, Limited, dated February 20, 2009

10.6.2	Third Modification of Agreement of Note with JTR Investments, Limited dated August 30, 2010

10.7	“Senior Note” Board Approval, dated November 1, 2008

10.7.1	“Senior Note” extended to JTR Investments, Limited, dated December 31, 2008

10.7.2 10.7.3	“Senior Note” extended to JTR Investments, Limited, dated June 30, 2009 Approval of Borrowing Modification with JTR Investments, Limited dated March 30, 2011

10.8	Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004

10.8.1	Exhibits to Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004

10.9	Amended Agreement with IR Services, dated June 22, 2009

10.9.1	Original Agreement with IR Services, Inc., dated April 20, 2009

10.9.2	Cancellation Agreement and Mutual Release with IR Services, dated December 15, 2009

10.10	Voting Stock Option Plan, dated February 1, 2004

10.10.1	Voting Stock Option Plan as Amended and Restated July 19, 2004

10.11	Form of Subcontractor Agreement and Assignment of Intellectual Property

10.14	Department of Transportation Approval Letter, dated October 3, 2008

10.15 10.15.1	Master Lease Agreement with VenCore Solutions, LLC, dated October 26, 2006 Moratorium on Payment Agreement, Vencore Solutions, LLC dated March 4, 2011

10.16	North Texas Enterprise Center for Medical Technology License Agreement, dated April 8, 2004

10.16.1	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated August 22, 2004

10.16.2	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated May 26, 2005

10.17	CitiCapital Lease 1, dated September 13, 2007

10.18	CitiCapital Lease Agreement 2, dated September 13, 2007

10.19	CitiCapital Lease Agreement 3, dated September 21, 2007

10.19.1	Amendment to CitiCapital Lease Agreement 3, dated October 24, 2007

10.20	Dell Lease 1 Agreement, dated June 5, 2008

10.21	Dell Lease 2 Agreement, dated June 5, 2008

10.22	Dell Lease 3 Agreement, dated December 1, 2008

10.23	Neville Financing Lease Agreement, dated October 17, 2007

10.24	NMHG- Yale Lease Agreement, dated December 14, 2007

10.25	Wachovia Lease Agreement, dated December 20, 2007

10.26	Cancellation Agreement and Mutual Release with RKH Capital, dated June 22, 2009

10.27	Sinacola Commercial Properties, Ltd. Letter Agreement, dated December 10, 2009

10.28	Note Agreement with Tony & Judy Alcedo Family Trust, dated December 10, 2009

10.28.1	Modification of Agreement dated September 1, 2010

10.29	Afritex License Agreement dated March 26, 2010

10.29.1	Amendment To License Agreement dated December 16, 2010

10.29.2	Modification of Agreement dated December 21, 2010

10.29.3	Second Modification of Agreement with Afritex Medical Products (Pty) Limited, dated March 25, 2011

10.30	Afritex Distribution Agreement dated March 26, 2010

10.31	Afritex Note Purchase Agreement dated March 26, 2010

10.32	Federal Supply Schedule Contract V797P-41 53b effective November 15, 2008 through November 14, 2013

10.33	Form of Distribution Agreement

10.34	Memorandum of Understanding dated November 16, 2009

10.35	Letter Agreement with Sinacola Commercial Properties, Ltd. dated December 15, 2010

10.36	Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010

10.37	Second Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010

10.38	Stock Purchase Warrant with Sinacola Commercial Properties, Ltd. dated December 31, 2010
10.39	Sinacola Commercial Properties, Ltd. Letter Agreement, dated March 23, 2011

10.40	Amended and Restated Performance Agreement with the Frisco Economic Development Corporation, dated March 22, 2011

10.41	Renewed and Extended Promissory Note with the Frisco Economic Development Corporation, dated March 22, 2011

10.42	Moratorium on Payment Agreement, Vencore Solutions, LLC dated March 4, 2011

10.43	Approval of Borrowing Modification with JTR Investments, Limited dated March 30, 2011

10.44	Second Modification of Agreement with Afritex Medical Products (Pty) Limited, dated March 25, 2011

14.1	Code of Ethics

16.1	Letter from the Blackwing Group, LLC dated November 10, 2010

23.1	Consent of Oswald & Yap LLP (included in it opinion set forth in Exhibit 5 hereto)

23.2	Consent of Sam Kan & Company, LLC

99.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	OxySure Systems, Inc.

Date	August 9, 2011

By	/s/ Julian T. Ross
Julian T. Ross, President